                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):     May 31, 2002
                                                           ------------


                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                      000-11521                23-1701520
----------------------------         ----------------        -------------------
(State or Other Jurisdiction           (Commission            (I.R.S. Employer
     of Incorporation)                 File Number)          Identification No.)


4 Country View Road Malvern, Pennsylvania                        19355
-----------------------------------------------               ------------
(Address of Principal Executive Offices)                       (Zip Code)

   Registrant's telephone number, including area code     (610) 647-5930
                                                          --------------

Item 2.  Acquisition or Disposition of Assets.

         On May 31 2002, Systems & Computer Technology Corporation (the "Company") consummated the previously announced sale of its Global Manufacturing & Distribution Solutions business (the "Business") to Agilisys International Limited, a company organized under the laws of the Cayman Islands (formerly known as High Process Technology, Inc.) (the "Purchaser") and its affiliated companies pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated April 10, 2002, by and between the Company and the Purchaser, as amended by that certain Amendment No. 1 (the "Amendment") dated May 31, 2002 by and between the Company and the Purchaser. Prior to the closing the Business was conducted through, and was sold by on the closing date, seven of the Company's wholly-owned subsidiaries (the "GMDS Subsidiaries"). The Purchaser purchased substantially all of the assets of the Business for $13.2 million in cash, subject to adjustment in certain circumstances. Due to such adjustments, which principally related to the collection of receivables by the Company, the net proceeds received by the Company were $10.476 million. This amount is subject to further adjustment based upon the preparation of a closing date balance sheet. The Company may receive up to an additional $3.0 million pursuant to the Royalty Agreement (as defined below). The aggregate amount of consideration was determined by arms-length negotiations between the Company and Purchaser. There was no material relationship between the Company and the Purchaser or any of their respective affiliates prior to the sale of the Business.

         In connection with the Purchase Agreement, the Company entered into a Royalty Agreement with Agilisys, Inc., a wholly owned subsidiary of the Purchaser, (the "Royalty Agreement") whereby the Company has the right to receive up to $3 million based upon the Business achieving certain specified net sales targets for each of the three years following the execution of the Purchase Agreement.

         In connection with the Purchase Agreement, the Company entered into a Non-Competition Agreement (the "Non-Competition Agreement") with the Purchaser and agreed, on behalf of itself and its affiliates, not to engage, for a period of four years following the execution of the Non-Competition Agreement, in any business which, subject to certain exceptions, competes with the Business. Pursuant to the Non-Competition Agreement, for a period of two years following the execution of the Non-Competition Agreement, neither the Company nor the Purchaser, nor any of their respective affiliates, may induce or attempt to induce any employee of the other party to leave the employ of the other party or hire or solicit employment from the employees of the other party. Additionally, the Company has agreed, subject to certain exceptions, to withhold from disclosure any non-public information regarding the Business.

         The Purchase Agreement, the Amendment, the Royalty Agreement and the Non-Competition Agreement are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summary of the material provisions of such agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the agreements filed as exhibits hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

         Not Applicable.

(b)      Pro Forma Financial Information.

         On May 31 2002, the Company sold the Business to the Purchaser pursuant to the Purchase Agreement. The Business was conducted through, and was sold by on the closing date, the GMDS Subsidiaries. The Purchaser purchased substantially all of the assets of the Business for $13.2 million in cash, subject to adjustment in certain circumstances. Due to such adjustments, which principally related to the collection of receivables by the Company, the net proceeds received by the Company were $10.476 million. This amount is subject to further adjustment based upon the preparation of a closing date balance sheet. The Company may receive up to an additional $3.0 million pursuant to the Royalty Agreement. The Business provides software and related services to process manufacturers and distributors in industries such as food and beverage, chemicals, pharmaceuticals, and consumer packaged goods.

         Pro forma financial information is presented below which discloses the effects to the statement of operations for the twelve-month period ended September 30, 2001, as if the sale of the Business had occurred at the beginning of the period. The pro forma condensed consolidated results for the statement of operations exclude material non-recurring charges directly attributable to the transaction (see Note 3). A balance sheet as of March 31, 2002 and statement of operations for the six months ended March 31, 2002 have not been presented in the following financial information in this Current Report on Form 8-K as such balance sheet and statement of operations were included as part of the Company's Quarterly Report on Form 10-Q for the period ending March 31, 2002.

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2001
(in thousands, except per share amounts)


                                                                                                      Global
                                                                                                  Manufacturing
                                                                                      As          & Distribution       Pro Forma
                                                                                   Reported         Solutions           Results
                                                                                   --------       --------------       ---------
Revenues:
  Outsourcing services                                                                60,160          (5,189)            54,971
  Software sales and commissions                                                      51,087         (10,867)            40,220
  Maintenance and enhancements                                                        97,533         (12,183)            85,350
  Software services                                                                  141,069         (27,176)           113,893
  Interest and other income                                                            5,291            (101)             5,190
                                                                                    -------------------------------------------
                                                                                     355,140         (55,516)           299,624
Expenses
  Cost of outsourcing services                                                        47,646          (3,984)            43,662
  Cost of software sales, commissions,
     maintenance and enhancements                                                     81,991         (15,967)            66,024
  Cost of software services                                                          101,281         (18,339)            82,942
  Selling, general and administrative                                                109,916         (29,148)            80,768
  Retirement and restructuring charges                                                 5,134               0              5,134
  Asset impairment charge                                                              7,831               0              7,831
  Interest expense                                                                     4,742            (541)             4,201
                                                                                    -------------------------------------------
                                                                                     358,541         (67,979)           290,562

Income (loss) from continuing operations before income taxes                          (3,401)          12,463             9,062
Provision (benefit) for income taxes                                                    (919)           4,667             3,748
                                                                                    -------------------------------------------
Income (loss) from continuing operations                                              (2,482)           7,796             5,314

Discontinued operations:
  Loss from discontinued operations, adjusted for applicable
     benefit for income taxes of $1,420                                               (2,855)                            (2,855)
  Gain on sale of discontinued operations, net of income
     taxes of $13,111                                                                 20,155                -            20,155
                                                                                    -------------------------------------------

Gain from discontinued operations                                                     17,300                -            17,300
                                                                                    -------------------------------------------

Net income                                                                            14,818            7,796            22,614
                                                                                    ===========================================

Income (loss) per share from continuing operations
per common share                                                                       (0.08)                              0.16
per share -- assuming dilution                                                         (0.08)                              0.16

Income per share from discontinued operations
per common share                                                                        0.53                               0.53
per share -- assuming dilution                                                          0.53                               0.52

Net income
per common share                                                                        0.45                               0.69
per share -- assuming dilution                                                          0.45                               0.68

Common shares and equivalents outstanding:
  Average common shares                                                               32,842                             32,842
  Average common shares -- assuming dilution                                          32,842                             33,278


  See notes to unaudited pro forma condensed consolidated financial statements.

SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (dollars in thousands)

1. Basis of Presentation

The unaudited pro forma condensed consolidated results of operations for the year ended September 30, 2001, has been prepared by applying certain pro forma adjustments to historical financial information, assuming the sale of Systems & Computer Technology Corporation's Global Manufacturing & Distributions Solutions business occurred on October 1, 2000, as described in the notes to unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements and notes thereto of the Company, which were previously reported in the Company's Annual Report on Form 10-K for the year ended September 30, 2001, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, and other information filed with the Securities and Exchange Commission. This pro forma statement is based on such consolidated financial statements after giving effect to the transaction and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results, which would have been reported if the transaction had been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position. These financial statements have been prepared in accordance with the instructions to Form 8-K and Article XI of Regulation S-X and do not include certain disclosures required by generally accepted accounting principles.

The "As Reported" unaudited condensed statement of operations for the year ended September 30, 2001 has been reclassified to reflect certain reimbursed out-of-pocket expenses as revenue and expense.

2. Results of Operations

The adjustments entered in the unaudited pro forma condensed consolidated statement of operations in the column captioned "Global Manufacturing & Distribution Solutions" reflects the elimination of the reported revenue, costs of sales, and selling, general and administrative expenses directly associated with the Business for the period presented and the tax effect of these adjustments.

3. Material Non-recurring Items

The unaudited pro forma condensed consolidated statement of operations is intended to present the continuing operations of the Company, before non-recurring items directly attributable to the sale of the Business. Accordingly, the pro forma results exclude material non-recurring items that result directly from the transaction and which have been and will be included in the operating results of the Company for the periods ending March 31, 2002, and June 30, 2002. These non-recurring items consist primarily of the loss on the sale of the Business.

4. Consideration Received

The adjustments entered in the unaudited pro forma condensed consolidated results of operations in the column captioned "Global Manufacturing & Distribution Solutions" do not reflect earnings on the cash proceeds of $10,476.


(c)      Exhibits.

Exhibit
Number   Description
-------  -------------------------------------------------------------------------------------------------
2.1      Asset Purchase Agreement dated as of April 10, 2002, by and between Systems & Computer Technology
         Corporation and High Process Technology, Inc.

2.2      Amendment No. 1 to Asset Purchase Agreement dated May 31, 2002, by and between Systems & Computer
         Technology Corporation and Agilisys International Limited.

2.3      Royalty Agreement dated May 31, 2002, by and between Systems & Computer Technology Corporation and
         Agilisys, Inc.

2.4      Non-Competition Agreement dated May 31, 2002, by and between Systems & Computer Technology
         Corporation and Agilisys International Limited.


SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.





Date: June 6, 2002                    Systems & Computer Technology Corporation
      ------------

                                 By:  /s/ Eric Haskell
                                      ------------------------------------------
                                      Eric Haskell

                                      Senior Vice President, Finance &
                                      Administration, Treasurer and Chief
                                      Financial Officer

Exhibit Index



             Exhibit
             Number           Description
          ------------        ----------------------------------------------------------------------------------------------
               2.1            Asset Purchase Agreement dated as of April 10, 2002, by and between Systems & Computer
                              Technology Corporation and High Process Technology, Inc.*

               2.2            Amendment No. 1 to Asset Purchase Agreement dated May 31, 2002, by and between Systems &
                              Computer Technology Corporation and Agilisys International Limited.*

               2.3            Royalty Agreement dated May 31, 2002, by and between Systems & Computer Technology
                              Corporation and Agilisys, Inc.

               2.4            Non-Competition Agreement dated May 31, 2002, by and between Systems & Computer Technology
                              Corporation and Agilisys International Limited.

         * The exhibits and schedules to Exhibits 2.1 and 2.2 are not filed herewith pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.